Exhibit 99.1

Investors:

Kyle Bland: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. ANNOUNCES BRAZIL COKE FACILITY TRANSACTIONS

Lisle, Ill. (November 29, 2016) – SunCoke Energy, Inc. (NYSE: SXC) has announced that ArcelorMittal Brasil S.A. (“ArcelorMittal”) is redeeming SunCoke’s indirectly held preferred and common equity interest in Sol Coqueria Tubarão S.A. (the “Brazil facility”) for cash consideration of $41 million. SunCoke received $20.5 million in cash at closing and will receive the remaining $20.5 million in cash, plus accrued interest, on April 1, 2017. Under the coke plant shareholders agreement, ArcelorMittal had the right to call the preferred interest at par in 2023 and as such, the parties negotiated an acceleration of that right. With the redemption, SunCoke will no longer receive its approximately $9.5 million annual dividend from ArcelorMittal.

Additionally, starting in 2016, SunCoke will receive an incremental $5.1 million in technology fees per year through 2023 related to the addition of certain patents to its existing intellectual property licensing agreement, which are currently in use by ArcelorMittal at the Brazil facility. The total impact of these transactions is a net reduction of $4.4 million to annual Adjusted EBITDA.

SunCoke will continue to earn existing operating and technology fees of approximately $10 million per year through 2023 and when combined with the new $5.1 million in technology fees, the total expected Adjusted EBITDA contribution from the Brazil facility is expected to be approximately $15 million per year. Even with this change, the Company reaffirmed its 2016 Adjusted EBITDA guidance of $210 million to $235 million.

SunCoke will continue to operate the Brazil facility on behalf of ArcelorMittal. The heat-recovery coke plant produces approximately 1.7 million tons of high-quality coke each year from its 320 ovens.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a 2 percent general partner interest, 53.9 percent limited partnership interest and all of the incentive distribution rights. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission (the “SEC”) cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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